                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                        -------------------------------

Date of Report (Date of
earliest event reported): January 16, 1998
                          ----------------

                        INTERMEDIA COMMUNICATIONS INC.
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                                          59-2913586
--------------------------                          ----------------------
 (State or other jurisdic-                            (I.R.S. Employer
  tion of incorporation or                            Identification No.)
  organization

                                    0-20135
                           ------------------------
                           (Commission File Number)

3625 Queen Palm Drive, Tampa, Florida                        33619-1309
------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code (813) 829-0011

Item 5.  Other Events
---------------------

        On January 16, 1998, Intermedia Communications Inc. (the "Company") sold $50 million principal amount (the "Additional Senior Notes") of its 8 1/2% Senior Notes due 2008 (the "Senior Notes") for aggregate gross proceeds of approximately $50,000,000. Bear, Stearns & Co. Inc. and Salomon Brothers Inc, the placement agents for the Company's private placement of $350 million principal amount of Senior Notes that was completed on December 23, 1997 (the "December Placement"), purchased the Additional Notes by exercising their over-allotment option with respect to the December Placement.

        The net proceeds from the sale of the Additional Senior Notes will be used to fund up to 80% of the cost of acquisition or construction by the Company of telecommunications related assets. A portion of the Company's expansion may occur through acquisitions (utilizing cash or securities of the Company) as an alternative to direct investments in the assets required to implement the expansion.

        The Additional Senior Notes sold in the Offerings will not and have not been registered under the Securities Act or any state securities or blue sky laws, and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws.

Item 7.  Financial Statements and Exhibits
------------------------------------------

        Although there is no requirement that the Company file financial statements with the Securities and Exchange Commission (the "SEC") under Item 7, the Company hereby files pro forma financial statements which give effect to certain recent and pending acquisitions and recently completed financings, including the exercise of the over-allotment option described in item 5 above with respect to the sale of the $50 million principal amount of the Additional Senior Notes.

(a) Pro Forma Financial Information

        Unaudited Pro Forma Condensed Consolidated Financial Statements for the Company are filed as part of this report.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 1998

                                INTERMEDIA COMMUNICATIONS INC.
                                ------------------------------
                                       (Registrant)


                                By: /s/ Robert M. Manning
                                    ----------------------------
                                    Name:  Robert M. Manning
                                    Title: Senior Vice President and
                                            Chief Financial Officer

                        Intermedia Communications Inc.

                         Unaudited Pro Forma Condensed
                       Consolidated Financial Statements



The accompanying unaudited pro forma condensed consolidated balance sheet of Intermedia Communications Inc. at September 30, 1997, and the related unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and the nine month-period ended September 30, 1997 includes the historical and pro forma effects of the March, July, October and December 1997 Offerings as well as the acquisitions of the Telecommunications Division of EMI Communications Corporation (EMI), acquired in June 1996, certain assets and related business lines of Universal Telcom Technologies, Inc. (UTT) and of Netsolve, Incorporated (Netsolve) which were both acquired in December 1996, the acquisition of DIGEX, Incorporated (DIGEX), which was consummated in July 1997 and the acquisition of Shared Technologies Fairchild, Inc. (STFI) which, while not yet consummated, is believed by management to be probable of consummation during the first quarter of 1998. The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the aforementioned offering and purchase transactions as if they were consummated at the beginning of each period for which pro forma statements of operations are presented, and at September 30, 1997 for the condensed consolidated balance sheet.

The pro forma effects are based on the historical financial statements of the acquired businesses giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying supplemental notes. As such, the total cost of the STFI acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the STFI acquisition. Such allocations and the related amortization periods will be based on studies and valuations which have not yet been completed. Accordingly, the allocations reflected in the pro forma financial data are preliminary and subject to revision. As part of the purchase price allocation the Company is evaluating the in-process research and development of STFI. If the technological feasibility of the acquired technology has not been established and the technology has no future alternative uses, such in-process research and development will be written off. The Company has not yet begun to estimate an amount, if any, of the in-process research and development for STFI that might ultimately be written off.

The pro forma information is not intended to purport to be indicative of the actual results or financial position that would have been achieved had the acquisitions in fact been consummated at the beginning of each period presented or at September 30, 1997. Such pro forma financial information should be read in conjunction with the Consolidated Financial Statements and Notes of Intermedia Communications Inc.

                         Intermedia Communications Inc.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 1997
                                 (In Thousands)

                                           HISTORICAL
                                               (A)          (B)      PRO FORMA          PROFORMA
                                          CONSOLIDATED     STFI     ADJUSTMENTS          TOTALS
                                        --------------   --------   -----------        ---------
ASSETS
Current assets:
     Cash and cash equivalents              $  471,101   $    178       446,950   (j)    547,279
                                                                       (760,900)  (c)
                                                                        389,950   (n)

     Short-term investments                        491                                       491
     Restricted investments                      6,351                                     6,351
     Accounts receivable, net                   46,855     34,155                         81,010
     Prepaid expenses and other current
      assets                                     4,316      8,696                         13,012
                                             ---------    -------      --------        ---------
Total current assets                           529,114     43,029        76,000          648,143

Restricted investments

     Telecommunications and other
      equipment                                 453,545    105,302       (37,234)  (d)    521,613
     Less accumulated depreciation              (65,731)   (37,234)       37,234   (d)    (65,731)
                                              ---------    -------      --------        ---------
     Telecommunications and other
      equipment, net                            387,814     68,068           -            455,882

     Intangible assets, net                     162,610    258,075       429,345   (e)    850,030
     Other assets                                 6,647      1,070         7,000   (k)     24,767
                                                                          10,050   (n)
                                              ---------    -------      --------        ---------
     Total assets                             1,086,185    370,242       522,395        1,978,822
                                              =========    =======      ========        =========

     LIABILITIES, REDEEMABLE
      PREFERRED STOCK AND
      STOCKHOLDERS' EQUITY
     Current liabilities:
          Accounts payable                       47,327     18,394                         65,721
          Other accrued expenses                 28,257     16,582                         44,839
          Current portion of
           long-term debt
               and capital lease
                obligations                       3,882     16,083      (13,036)   (f)      6,929
                                              ---------    -------      --------        ---------
     Total current liabilities                   79,466     51,059      (13,036)          117,489

     Other noncurrent liabilities                     -
     Long-term debt and capital                 615,380    239,633       260,250   (l)  1,276,294
      lease obligations                                                 (125,269)  (f)
                                                                        (113,700)  (g)
                                                                         400,000   (n)
                                              ---------    -------      --------        ---------
     Total liabilities                          694,846    290,692       408,245        1,393,783

     Series B redeemable
      exchangeable preferred stock
      and accrued dividends                     312,001                                   312,001

     Series D redeemable
      exchangeable preferred stock
      and accrued dividends                     170,109                                   170,109

     Series E redeemable
      exchangeable preferred stock
      and accrued dividends                           -                  193,700   (m)    193,700

     Preferred Stock and Put
      Warrants                                        -     40,948       (40,948)  (h)          -

     Stockholders' equity:
      Common stock                                  171         70           (70)  (i)        171
      Additional paid-in capital                237,334     78,137       (78,137)  (i)    237,334
      Accumulated deficit                      (319,478)   (39,605)       39,605   (i)   (319,478)
      Deferred compensation                      (8,798)                                   (8,798)
                                             ---------     -------      --------        ---------
     Total stockholders' equity                 (90,771)    38,602       (38,602)         (90,771)
                                              ---------    -------      --------        ---------
     Total liabilities, redeemable
      preferred stock
          and stockholders' equity            1,086,185    370,242       522,395       1,978,822
                                              =========    =======      ========        =========

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1997

(a) This column represents the historical consolidated balance sheet of Intermedia at September 30, 1997.
(b) This column represents the historical consolidated balance sheet of Shared Technologies Fairchild, Inc. (STFI)
(c) This adjustment represents the cash purchase price for STFI and other expenditures as follows:

          Purchase of 17,187,605 shares
           of outstanding STFI common
           stock at $15 per share.            $257,814

          Purchase and retirement of
           outstanding STFI options,
           warrants and convertible
           preferred stock.                   103,386

          Purchase of STFI Special
           Preferred Stock                     22,000
          Purchase of STFI Redeemable
           Put Warrant                          2,100
          Purchase of STFI's 12  1/4%
           Senior Subordinated Discount
           Notes (including a premium
           of $36,695).                       175,000

          Repayment of amounts
           outstanding under STFI's
           revolving credit facility.         113,700

          Break-up and other fees              86,900
                                           ----------
                                             $760,900
                                           ==========

(d) This adjustment represents the elimination of STFI's accumulated depreciation as fixed assets will be recorded at fair values, which the Company believes approximate net book values on the date of acquisition.
(e) This adjustment represents the excess of the total purchase price for STFI over the fair values of the net tangible and intangible assets acquired. The balance, which is subject to further allocation, may be allocated to customer lists and other identifiable intangibles based upon appraised values, with the excess allocated to goodwill.

          Cash purchase price                  $ 760,900
          Book value of STFI's 12  1/4%
             Senior Subordinated Discount
             Notes purchased by the
             Company                            (138,305)

          Book value of STFI's
             preferred stock and warrants
             purchased by the Company            (40,948)

          Repayment of amounts
             outstanding under STFI's
             revolving credit facility.         (113,700)

          Net assets of STFI at
             September 30, 1997,
             including previously
             recorded goodwill                   (38,602)
                                            ------------
          Pro forma adjustment to
             record additional goodwill
             related to the STFI
             acquisition                       $ 429,345
                                            ============

(f) These adjustments reflect the elimination of STFI's 12-1/4% Senior Subordinated Discount Notes purchased by the Company, net of the $36,695 premium.
(g) This adjustment reflects the repayment of amounts outstanding under STFI's revolving credit facility by the Company.
(h) This adjustment reflects the retirement of STFI's preferred stock and put warrants purchased by the Company.
(i) These adjustments represent the elimination of STFI's stockholders' equity for proforma combining purposes.
(j) This adjustment represents cash proceeds of $193.7 million from the October 1997 Series E Junior Convertible Preferred Stock offering, and cash proceeds of $253.3 million from the October 1997 issuance of 8-7/8% Senior Notes due 2007.
(k) This adjustment represents the deferred finance costs of $7 million related to the 8-7/8% Senior Notes Due 2007.
(l) This adjustment represents the sale of $260.3 million of 8-7/8% Senior Notes due 2007.
(m) This adjustment represents the net proceeds from the sale of Series E Redeemable Exchangeable Preferred Stock.
(n) These adjustments reflect the December 1997 sale of $400 million of 8-1/2% Senior Notes due 2008 which yielded proceeds of $390 million, with deferred finance costs of approximately $10 million.

                                Intermedia Communications Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year ended December 31, 1996
                     (In Thousands, Except Per Share Data))

                                                       HISTORICAL
                           ------------------------------------------------------------     -----------     ---------
                                  (B)          (C)         (D)         (E)        (F)        PRO FORMA      PRO FORMA
                             CONSOLIDATED      EMI         UTT      NETSOLVE     DIGEX      ADJUSTMENTS     SUB-TOTALS
                           --------------    -------      -------    -------   --------     -----------     ---------
Revenues                         $103,397    $25,882      $ 4,812    $18,028   $ 15,573   $       (48)(g)   $ 167,644
Costs and expenses:
     Facilities
     administration and
     management and
     line costs                    81,105     24,331        4,331     12,084     16,020           (48)(g)     128,023

                                                                                               (9,800)(h)
 Selling, general and
  administrative                   36,610      1,646        1,335      1,072     18,934                        59,597

 Depreciation and
  amortization                     19,836      1,931           40          -      2,855          (584)(i)      35,359
                                                                                                1,799 (j)
                                                                                                9,482 (k)
                           --------------    -------      -------    -------   --------     ---------      ---------
                                  137,551     27,908        5,706     13,156     37,809           849         222,979
                           --------------    -------      -------    -------   --------     ---------       ---------
Income (loss) from
 operations                       (34,154)    (2,026)        (894)     4,872    (22,236)         (897)        (55,335)
Other income (expense):
  Interest expense                (35,213)         -         (230)       (30)    (1,566)          260 (l)    (118,295)
                                                                                              (81,516)(q)
  Interest and other
    income (expense)               12,168        118             -          -       497       (10,759)(m)       2,024
                           --------------    -------      -------    -------   --------     ---------       ---------
Income (loss) before
 income taxes and
 extraordinary item               (57,199)    (1,908)      (1,124)     4,842    (23,305)      (92,912)       (171,606)

Income tax (provision)
 benefit                                -        677            -          -          -          (677)(n)           -
                           ------------------------------------------------------------------------------------------

Income (loss) before
 extraordinary item               (57,199)    (1,231)      (1,124)     4,842    (23,305)      (93,589)       (171,606)

Extraordinary loss on
 early extinguishment of
 debt
                           --------------    -------      -------    -------   --------     ---------       ---------
Net income (loss)                 (57,199)    (1,231)      (1,124)     4,842    (23,305)      (93,589)       (171,606)

Preferred stock dividends
 and accretions                         -          -            -          -          -       (71,851)(p)     (71,851)
                           --------------    -------      -------    -------   --------     ---------       ---------
Net loss attributable to
 common stockholders             $(57,199)   $(1,231)     $(1,124)   $ 4,842   $(23,305)    $(165,440)      $(243,457)
                           ==============    =======      =======    =======   ========     =========       =========

Net loss per share                 $(4.08)                                                                    $(16.77)
                           ==============                                                                   =========
Weighted average number of
 shares O/S                        14,018                                                                      14,518 (o)
                           ==============                                                                   =========
EBITDA                           $(14,318)                                                                   $(19,976)
                           ==============                                                                   =========




                           --------  -----------       ------------
                             (U)      PRO FORMA         PRO FORMA
                            STFI     ADJUSTMENTS        TOTALS (A)
                           --------  -----------       ------------
Revenues                      $157,241                  $ 324,885
Costs and expenses:
       Facilities
        administration and
        management and
        line costs                 82,572                        210,595


 Selling, general and
  administrative                   39,799                         99,396
 Depreciation and
  amortization                     15,530        28,974 (r)       79,863
                           --------------      --------         --------
                                  137,901        28,974          389,854
                           --------------      --------         --------
Income (loss) from
 operations                       19,340       (28,974)          (64,969)
Other income (expense):

     Interest expense             (22,903)       11,525 (s)     (129,673)

     Interest and other
      income (expense)             (3,912)       (2,024)(m)       (3,912)
                           --------------      --------         --------
Income (loss) before
 income taxes and
 extraordinary item                (7,475)      (19,473)        (198,554)


Income tax (provision)
 benefit                             (783)                          (783)
                           ---------------------------------------------

Income (loss) before
 extraordinary item                (8,258)      (19,473)        (199,337)

Extraordinary loss on
 early extinguishment of
 debt                                (311)                          (311)
                           --------------      --------         --------
Net income (loss)                  (8,569)      (19,473)        (199,648)

Preferred stock dividends
 and accretions                    (2,366)        2,366 (t)      (71,851)
                           --------------      --------         --------
Net loss attributable to
 common stockholders              (10,935)      (17,107)        (271,499)
                           ==============      ========         ========
Net loss per share                                               $(18.70)
                                                                 =======
Weighted average number of
 shares O/S                                                       14,518 (o)
                                                                 =======

EBITDA                                                          $ 14,894

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (YEAR ENDED DECEMBER 31, 1996)

(a) The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 does not give effect to any potential cost savings and synergies that could result from the DIGEX or STFI acquisitions in 1997 or the EMI, UTT and Netsolve acquisitions in 1996. The effect of the write-off of intangible assets associated with the DIGEX acquisition, consisting of in-process research and development (R&D) projects of $60 million, has not been reflected in the statement as it is a nonrecurring charge. In addition, the effect of the extraordinary charge for loss on extinguishment of debt of $43 million has not been reflected in the statement as it is also a non-recurring charge. Finally, the Company has not yet determined an amount, if any, that might ultimately be written-off related to in-process research and development related to STFI, however, any such nonrecurring charge would be excluded from the pro forma condensed consolidated statement of operations.
(b) This column represents Intermedia's historical results of operations for the year ended December 31, 1996, which includes the operating results of EMI beginning July 1, 1996, and UTT and NetSolve beginning December 1, 1996.
(c) This column represents EMI's historical results of operations for the six months ended June 30, 1996.
(d) This column represents UTT's historical results of operations for the eleven months ended November 30, 1996.
(e) This column represents Netsolve's historical results of operations for the eleven months ended November 30, 1996.
(f) This column represents DIGEX's historical results of operation for the year ended December 31, 1996.
(g) This adjustment represents the elimination of intercompany sales between Intermedia and EMI, prior to its acquisition.
(h) This adjustment represents a reduction of expense to eliminate the lease costs for DIGEX'S duplicate network facility costs of $4.1 million and unfavorable lease rates of $5.7 million.
(i) This adjustment represents a reduction in EMI's historical depreciation expense as a result of the allocation of purchase price to fair values of fixed assets acquired. In addition, these fixed assets are being depreciated for pro forma purposes on a straight line basis using an estimated weighted average remaining life of seven years versus original estimated lives and accelerated depreciation historically followed.
(j) This adjustment represents the additional amortization expense that would have been incurred had UTT and Netsolve been acquired at the beginning of the year.
(k) This adjustment represents the additional amortization expense that is expected to be incurred in connection with the DIGEX acquisition. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will be allocated to developed technology (5 year lives) and goodwill (10 year life). The Company is investigating the amount and the appropriate amortization periods for the intangible assets.
(l) This adjustment represents the elimination of interest expense on UTT's and Netsolve's historical statement of operations for borrowings which were retired at the aquisition by the proceeds of other borrowings by the Company.
(m) Where acquisitions were paid all or partially in cash, interest income was adjusted to reflect the absence of the cash or investments for the appropriate period.
(n) Represents the elimination of the historical income tax benefit of EMI that would not have been realized had the operations of EMI been consolidated with Intermedia for the year.
(o) Includes the weighted effect of 937,500 shares issued in June 1996 for EMI and 31,380 shares issued in December 1996 for UTT.
(p) This adjustment represents the preferred stock dividends and accretions that would have been recorded if Intermedia's Series B, D and E preferred stock had been outstanding for the entire period.
(q) This adjustment represents interest expense of $44.4 million on the 11-1/4% Senior Discount Notes Due 2007 that were issued in July 1997 and $23.7 million on 8-7/8% Senior Notes due 2007 that were issued in October 1997 and $35 million on 8 1/2% Senior Notes due 2008 that were issued in December 1997 (net of $21.6 million reduction of interest due to the retirement of the 13-1/2% Senior Notes) as if the Notes had been issued on January 1, 1996.
(r) This adjustment represents the additional amortization expense that is expected to be incurred in connection with the impending STFI acquisition. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to identifiable intangibles such as developed technology, customer lists and goodwill; with the weighted average amortization period of 20 years. The Company will obtain valuations and determine the appropriate amortization periods for intangible assets and goodwill once the acquisition is consummated.
(s) This adjustment represents the elimination of interest expense in STFI's historical financial statements related to the 12 1/4% Senior subordinated Discount Notes purchased by the Company.
(t) This adjustment represents the elimination of preferred stock dividends and accretions of STFI.
(u) This column represents STFI's historical results of operations for the year ended December 31, 1996.

                         Intermedia Communications Inc.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations

                      Nine months ended September 30, 1997

                                 (In Thousands)


                                                 HISTORICAL
                                         ------------------------
                                               (b)          (c)       PRO              PRO        (M)            PRO         PRO
                                                                     FORMA            FORMA                     FORMA       FORMA
                                          CONSOLIDATED     DIGEX    ADJUST-        SUB TOTALS     STFI         ADJUST-      TOTALS
                                                                     MENTS                                      MENTS
                                         -------------    -------   -------          --------    ------         ------     --------
Revenues                                     $ 165,317   $ 19,646                   $ 184,963   141,779                  326,742

Costs and expenses:
             Facilities, administration
              and maintenance and line
              costs                            200,241     19,588    (7,060)(g)       212,769    56,831                     269,600


         Selling, general and
          administrative                        64,983     18,506      (374)(h)        83,115    51,536                     134,651

         Depreciation and amortization          34,274      3,390     7,112 (i)        44,776    14,294         20,829  (j)  79,899
                                             ---------    -------   -------          --------    ------         ------     --------
                                               299,498     41,484      (322)          340,660   122,661         20,829      484,150
                                             ---------    -------   -------          --------    ------         ------     --------
        Loss from operations                  (134,181)   (21,838)      322          (155,697)   19,118        (20,829)    (157,408)


        Other income (expense):
             Interest expense                  (39,895)      (784)  (56,989)(d)       (97,668)  (21,694)        11,781  (k)(107,581)

             Other income (loss)                16,691        486    (7,680)(e)         9,497      (210)        (9,497) (e)    (210)
                                             ---------    -------   -------          --------    ------         ------     --------
        Loss before income taxes and
         extraordinary item                   (157,385)   (22,136)  (64,347)         (243,868)   (2,786)        (18,545)   (265,199)


        Income tax provision                                                                       (214)                      (214)
                                             ---------    -------   -------          --------    ------         ------     --------

        Loss before extraordinary item        (157,385)   (22,136)  (64,347)         (243,868)   (3,000)        (18,545)   (265,413)

        Extraordinary loss on early
         extinguishment of debt                (43,834)                               (43,834)                              (43,834)
                                             ----------    -------   -------          --------    ------         ------     --------

        Net loss                              (201,219)   (22,136)  (64,347)         (287,702)   (3,000)        (18,545)   (309,247)
                                             ---------    -------   -------          --------    ------         ------     --------
        Preferred stock dividends and
         accretions                            (27,118)             (26,017)(f)       (53,135)   (3,689)         3,689  (l) (53,135)


        Net loss attributable to common
         stock                               $(228,337)   (22,136)  (90,364)         (340,837)   (6,689)        (14,856)   (362,382)
                                             ==========    =======   =======          ========    ======        =======    ========
        Net loss per common share             $( 13.87)                               $(20.70)                              $(22.01)
                                             =========                                =======                               =======

        Weighted average number of
         shares outstanding                     16,463                                 16,463                                16,463
                                            ==========                                =======                                ======

EBITDA                                        $(99,907)                             $(110,921)                             $(77,509)
                                            ==========                                =======                                ======

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (NINE MONTHS ENDED SEPTEMBER 30, 1997)

  (a) The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 does not give effect to any potential cost savings and synergies that could result from the DIGEX or STFI acquisitions. In addition, the Company has not yet determined an amount, if any, that might ultimately be written-off related to in-process research and development related to STFI, however, any such nonrecurring charge would be excluded from the pro forma condensed consolidated statement of operations.
  (b) This column represents the historical results of operations for the nine months ended September 30, 1997.
  (c) This column takes into effect the operating results for DIGEX for the six months ended June 30, 1997.
  (d) This adjustment represents interest expense of $23.9 million on the 11-1/4% Senior Discount Notes Due 2007 that were issued in July 1997 and $17.6 million on 8-7/8% Senior Notes due 2007 that were issued in October 1997 and $26.3 million on 8-1/2% Senior Notes due 2008 that were issued in December 1997 (net of $10.8 million reduction of interest due to the retirement of the 13-1/2% Senior Notes) as if the Notes had been issued January 1, 1997.
  (e) Where acquisitions were paid all or partially in cash, interest income was adjusted to reflect the absence of the cash or investments for the full year.
  (f) This adjustment represents the preferred stock dividends and accretions that would have been recorded if Intermedia's Series B, D and E preferred stock had been outstanding for the entire period.
  (g) This adjustment represents reduction of expense for the reversal of certain assumed liabilities in connection with the DIGEX acquisition related to duplicate facility costs of $4.2 million and unfavorable lease rates of $2.8 million.
  (h) This adjustment represents the reversal of DIGEX's deferred compensation amortization for the period.
  (i) This adjustment represents the additional amortization expense of intangible assets related to DIGEX. Capitalized technologies are amortized over 8 years. All other intangible assets are being amortized over 10 years.
  (j) This adjustment represents the additional amortization expense that is expected to be incurred in connection with the impending STFI acquisition. For purposes of the pro forma presentation, it is assumed that the excess of the purchase price over the net tangible assets acquired will ultimately be allocated to identifiable intangibles such as developed technology, customer lists and goodwill with the weighted average amortization period of 20 years. The Company will fully investigate the amount and appropriate amortization periods for intangible assets and goodwill once the acquisition is consummated.
  (k) This adjustment represents the elimination of interest expense in STFI's historical financial statements related to the 12 1/4% Senior subordinated Discount Notes purchased by the Company.
  (l) This adjustment represents the elimination of preferred stock dividends and accretions of STFI.
  (m) This column represents the historical results of operations of Shared Technologies Fairchild, Inc. for the nine months ended September 30, 1997.